UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 8, 2021
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition
On May 13, 2021, New Relic, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman, Chief Executive Officer and Director, and Chief Operating Officer

On May 8, 2021, Lew Cirne, Chief Executive Officer of New Relic, and the Company’s Board of Directors (the “Board”) determined that Mr. Cirne would transition from his role as Chief Executive Officer to Executive Chairman of the Board, effective July 1, 2021. In connection with Mr. Cirne’s appointment as Executive Chairman, the Board appointed Hope Cochran, who has served as Chair of the Board since August 2020, to serve as Vice Chair of the Board and Lead Independent Director, effective July 1, 2021. The Compensation Committee of the Board (the “Compensation Committee”) met on May 8, 2021 and, effective with his transition, adjusted Mr. Cirne's annual base salary to $350,000 and adjusted his opportunity to receive a target annual cash bonus to 0%. In addition, effective May 17, 2021, the Compensation Committee awarded Mr. Cirne an equity grant with an aggregate value of $5.0 million, split evenly between restricted stock units (“RSUs”) and performance stock units (“PSUs”), vesting over a four-year time-based period and a three-year performance period, respectively.

Also on May 8, 2021, the Board promoted William Staples, the Company’s current President and Chief Product Officer, to Chief Executive Officer, effective July 1, 2021. In connection with Mr. Staples’ appointment as Chief Executive Officer, the Board increased the size of the board to ten directors and appointed Mr. Staples as a Class II director, whose term expires at the annual meeting of stockholders to be held in 2022, effective July 1, 2021.

William Staples, age 48, has served as Chief Product Officer of the Company since February 2020 and as President and Chief Product Officer of the Company since January 2021. From September 2017 to January 2020, Mr. Staples served as the Vice President of Experience Cloud Engineering at Adobe Inc., where he led the global engineering team behind Adobe Inc.’s market-leading Experience Cloud. From 1999 to March 2016, Mr. Staples served in various product, design and engineering roles at Microsoft, Inc., most recently as Vice President of Azure Application Platform. He holds a B.S. from the University of Utah.

The Compensation Committee increased Mr. Staples’ annual base salary to $500,000 and increased his target annual cash bonus opportunity percentage to 100%, effective with his promotion. In addition, effective May 17, 2021, the Compensation Committee awarded Mr. Staples an equity grant with an aggregate value of $11.0 million, split evenly between RSUs and PSUs, vesting over a four-year time-based period and a three-year performance period, respectively. Mr. Staples, who is currently eligible for Tier 2 benefits under his Change in Control and Severance Agreement, is also expected to enter into a new Change in Control and Severance Agreement reflecting Tier 1 benefits, the terms of which are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 7, 2020. Mr. Staples will not receive any additional compensation for his service on the Board.

On May 8, 2021, the Board also promoted Kristy Friedrichs, the Company’s current Chief People Officer, to Chief Operating Officer, effective July 1, 2021. The Compensation Committee increased Ms. Friedrichs’ annual base salary to $425,000 and increased her target annual cash bonus opportunity percentage to 75%, effective with her promotion. In addition, effective May 17, 2021, the Compensation Committee awarded Ms. Friedrichs an equity grant with an aggregate value of $3.35 million, split evenly between RSUs and PSUs, vesting over a four-year time-based period and a three-year performance period, respectively. Ms. Friedrichs will also be eligible to enter into the Company's standard Indemnification Agreement for executive officers.

Kristy Friedrichs, age 41, has served as Chief People Officer of the Company since February 2017. From 2001 to January 2017, Ms. Friedrichs served in various roles at Bain & Company, a management consulting firm, both in advisory roles as an Associate Partner and most recently as the Head of Consulting Operations, where she led staffing and operations for the Bay Area business. She holds an M.B.A. from Harvard Business School and a B.S. in Economics from Duke University.

Other than as described above, the Company has not entered into or materially amended any material plan, contract or arrangement with Messrs. Cirne and Staples or Ms. Friedrichs.

There are no family relationships between Messrs. Cirne and Staples or Ms. Friedrichs and any director or executive officer of the Company, there is no arrangement or understanding between Messrs. Cirne and Staples or Ms. Friedrichs and any other person pursuant to which either was selected to serve as an officer of the Company, and there are no relationships or related transactions between Messrs. Cirne and Staples or Ms. Friedrichs and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Compensation Arrangements

On May 8, 2021, the Compensation Committee approved the Company’s fiscal 2022 cash bonus plan, pursuant to which eligible executive officers, including the Company’s named executive officers and Ms. Friedrichs, have the opportunity to earn quarterly cash bonuses based on corporate performance objectives. Bonus payments that could be earned under the fiscal 2021 cash bonus plan are capped at a maximum of 150 % of the quarterly target cash bonus opportunity.

The corporate performance measures for purposes of determining potential quarterly bonus payments under the fiscal 2022 cash bonus plan will be based on metrics concerning users, data, and accounts, which will comprise 50%, 30%, and 20%, respectively, of the aggregate payout opportunity for each quarter. In addition, the Compensation Committee retains the ability, in its sole discretion, to increase or decrease the amounts actually paid to any executive officer regardless of the actual performance against these measures. Accordingly, whether or not a performance bonus is paid for any year, and the amount of any such bonus, is within the discretion of the Compensation Committee.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated May 13, 2021, issued by New Relic, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: May 13, 2021	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer